Exhibit 99.1

Acacia Research Expands Oil and Gas Investments Through Benchmark Energy’s

Transformative Acquisition in the Western Anadarko Basin

Acquisition Anticipated to Add Over 470 Operated Producing Wells Across Approximately 140,000

Net Acres with Expected Annualized Asset-Level Cash Flows of Approximately $45 Million

New York, NY, February 20, 2024 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia”) today announced that its majority owned subsidiary, Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), has entered into a Purchase and Sale Agreement (“PSA”) to acquire certain upstream assets and related facilities (the “Assets”) in Texas and Oklahoma from a private seller (such transaction, the “Acquisition”). The Acquisition is anticipated to expand the Benchmark portfolio, adding approximately 140,000 net acres and approximately 470 operated producing wells in the prolific Western Anadarko Basin throughout the Texas Panhandle and Western Oklahoma.

Acquisition Highlights

•

Expanded operated position throughout the core of the Western Anadarko Basin with over 110,000 net acres, 100% of which is held-by-production, with an additional 27,000 net acres in the emerging Cherokee play

•	Liquids-rich, low-decline, mature production base of approximately 6,000 barrels of oil equivalent per day across approximately 470 operated wells

•	Significant opportunity set of field enhancement opportunities including artificial lift optimization, workovers and return-to-production projects

•	Material exposure to the emerging Cherokee development play via operated acreage and non-operated arrangements with best-in-class operators

•	Benchmark anticipates hedging a significant amount of production

The Acquisition expands upon Acacia’s strategy within its Benchmark subsidiary of driving returns through a focus on cash flow. This is accomplished through acquiring predictable and shallow decline, cash-flowing oil and gas properties whose value can be enhanced via a disciplined, field optimization strategy, with risk managed through robust commodity hedges and low leverage.

Kirk Goehring, Benchmark’s Chief Executive Officer commented: “The acquisition of these assets represents a transformative moment in Benchmark Energy’s history and an important next step in our partnership with Acacia and McArron. This unique asset is expected to deliver attractive, mature production with multiple drivers to enhance value. After closing this acquisition, Benchmark will have a large, contiguous acreage position in the heart of the Mid-Continent, and incremental scale to continue driving meaningful operational enhancements to create attractive returns for our stakeholders for many years to come.”

MJ McNulty, Jr., Acacia’s Chief Executive Officer, added, “We have always envisioned the Benchmark subsidiary as a platform, partnering with its highly talented leadership team, to acquire high-quality, cashflow-generating oil and gas assets. The Benchmark team has an established track record for acquiring excellent assets that possess attractive return profiles. This transaction is an example of that strategy in action and a meaningful first step of what we expect to be multiple acquisitions within the Benchmark platform. We continue to believe there is an opportunity to acquire outstanding assets at attractive valuations.”

Jonny Jones, McArron’s Chief Executive Officer, added, “This transaction further expands the exciting partnership between Acacia and McArron in our support of Benchmark. Kirk and his team have a deep familiarity with these high-quality assets, and they will bring Benchmark the required scale to drive meaningful value within the combined enterprise.”

Enhancing Scale in the Anadarko Basin

The Acquisition includes an interest in approximately 470 operated wells producing approximately 6,000 net mboe/d in the core of the Western Anadarko Basin, as well as a non-operated interest in the undeveloped Cherokee play. The wells are mature, low-decline production and will add significant diversification to Benchmark’s production, with a balanced pro-forma portfolio of approximately 60% liquids and 40% natural gas. Further, the Assets’ proximity to Benchmark’s existing operations in Texas creates further potential to develop operational synergies of scale in the basin.

Additional Information

The transaction is expected to be funded utilizing cash from Benchmark’s existing owners, Acacia and McArron Partners, as well as committed debt financing from a group of local, regional banks. Acacia’s share of the consideration is expected to be approximately $57.5 million. Closing of the transaction, which is expected in the second quarter of 2024, is subject to customary closing conditions and termination rights.

Additional details about the acquisition are included in a Form 8-K filed by Acacia today with the Securities and Exchange Commission.

About Acacia

Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

About McArron Partners

McArron Partners is the investment arm of the Jones family of Albany, Texas. McArron’s Chief Executive Officer is Jonny Jones, founder of Jones Energy and former Chairman of the Texas Oil & Gas Association and U.S. Oil & Gas Association. McArron deploys its capital in a mix of global public and private investments. The Jones family has supported energy entrepreneurs for more than five decades.

About Benchmark

Benchmark is an independent oil and gas company engaged in the acquisition, production and development of oil and gas assets in mature resource plays in Texas and Oklahoma.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon Acacia’s current expectations and speak only as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While Acacia believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the ability of the parties to consummate the Acquisition; delay or failure to consummate the Acquisition due to unsatisfied closing conditions or otherwise; significant transaction costs associated with the Acquisition; the risk of litigation and/or regulatory actions related to the Acquisition; the ultimate amount of cash consideration to be paid in the Acquisition due to purchase price adjustments or otherwise; changes in reserve or production levels; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, Natural Gas Liquids and natural gas and the resulting impact on price; changes in political or economic conditions in the U.S. and elsewhere, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; unexpected events that may impact distributions from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022; and unknown geological, operating and economic factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Acacia’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Acacia’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Acacia undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this new release, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com